Exhibit 23.2

Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Hancock Holding Company of our report dated March 1, 2010 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in Whitney Holding Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New Orleans, Louisiana

January 26, 2011